EXHIBIT 8.1

One Silk Street

London EC2Y 8HQ

Telephone (44-20) 7456 2000

Facsimile (44-20) 7456 2222

Group 4 Fax (44-20) 7374 9318

DX Box Number 10 CDE

Direct Line 020 7456 2000

Direct Fax 020 7456 2222

The Directors

InterContinental Hotels Group PLC

20 North Audley Street

London

W1K 6WN

19 August 2003

InterContinental Hotels Group PLC (the “Issuer”)

Registration Statement on Form F-3 in respect of up to $750,000,000 in aggregate principal amount of debt securities (the “Securities”) which may be guaranteed by Six Continents PLC (the “Guarantor”)

1	This opinion is furnished to you in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on [15] August 2003. We have acted as United Kingdom tax advisers to the Issuer and the Guarantor in connection with the registration of the Securities under the United States Securities Act of 1933, as amended.

2	For the purpose of this opinion we have reviewed the Registration Statement and, in our opinion, the statements under the heading “United Kingdom Taxation” on pages 51 to 54 of the Registration Statement (attached hereto) are accurate and correct in all material respects, subject to the qualifications contained in those statements.

3	In giving this opinion, we have relied upon the truth and accuracy of the other statements made in the Registration Statement.

4	We express no opinion as to any statements or documents other than as specified in this letter.

5	We hereby consent to the filing of this opinion as an exhibit to and the reference to us made under “United Kingdom Taxation” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters

Linklaters

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